Item 77I(b)ii

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended June 30, 2009

Sub-Item 77I(b)ii:  Terms of new or amended securities

The Quaker Long-Short Tactical Allocation Fund commenced operations on June 15, 2009.